UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2016 (June 9, 2016)

Alnylam Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36407	77-0602661
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Third Street, Cambridge, MA		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 551-8200

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2016, the Board of Directors of Alnylam Pharmaceuticals, Inc. (the “Company”) appointed David-Alexandre C. Gros, M.D., the Company’s Senior Vice President and Chief Business Officer, to serve as the Company’s principal financial officer, succeeding Michael P. Mason in such role, effective as of July 1, 2016. Dr. Gros is responsible for the Company’s finance, business development, corporate communications and investor relations functions. Mr. Mason, the Company’s Vice President, Finance and Treasurer, will continue to serve in that position and as the Company’s principal accounting officer, leading the Company’s finance operations.

Dr. Gros, 43, has served as the Company’s Senior Vice President and Chief Business Officer since June 8, 2015. Prior to joining the Company, Dr. Gros served as Executive Vice President and Chief Strategy Officer at Sanofi SA, from September 2011 to June 2015, where he was a member of the Executive Committee and the Global Leadership Team. Prior to Sanofi, he held positions of increasing responsibility in investment banking at Centerview Partners from 2009 to July 2011 and Merrill Lynch from 2006 to 2009, and in management consulting at McKinsey & Company prior to that time.

Dr. Gros’ compensation is described in the Company’s Proxy Statement for the year ended December 31, 2015 filed with the Securities and Exchange Commission on March 17, 2016. The changes reported in this Current Report on Form 8-K did not result in any change in compensation for Dr. Gros or Mr. Mason.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALNYLAM PHARMACEUTICALS, INC.

Date: June 15, 2016	By:	/s/ John M. Maraganore, Ph.D.
John M. Maraganore, Ph.D. Chief Executive Officer